Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

MYnd Analytics, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of MYnd Analytics, Inc. (the “Company”) on Form S-8 relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Anton & Chia, LLP

Newport Beach

May 18, 2018